EXHIBIT 99(e)(iv) - PART 1

SERVICES AGREEMENT

         This Agreement is made as of July 31, 1997, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company " ) executing this Agreement, on its own behalf and on behalf of each of its series or classes of shares listed on Schedule I, as amended from time to time (such series or classes being referred to as the "Fund(s)"), and each Fund Affiliate (defined below) that has executed this Agreement. Fund Company and each Fund Affiliate are collectively referred to herein as "Fund Parties." In the event that there are no series or classes of shares listed on Schedule I, the term "Fund(s)" shall mean "Fund Company" .

         WHEREAS Fund Affiliate is either (i) an investment adviser to or administrator for the Funds and/or (ii) the principal underwriter or distributor for the Funds.

         WHEREAS Fund Parties wish to have Schwab perform certain recordkeeping, shareholder communication, and other services for each Fund; and

         WHEREAS Schwab is willing to perform such services on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows :

         1.       SERVICES

                  a. During the term of this Agreement, Schwab shall perform the services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the "Services").

                  b. The parties agree that the Operating Agreement, dated as of October 25, 1996, between Schwab and Fund Company, as amended from time to time ("Operating Agreement"), is incorporated herein by this reference. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of its customers, and in order to facilitate Schwab's performance of Services, all terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

         2.       FEES

                  For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto.
         Schedule II reflects the portion of the Fee that each Fund Party has agreed, as between them, to pay. Should Exhibit A be amended to revise the Services, the parties shall also amend Exhibit B and Schedule II, if necessary, in order to reflect any changes in the Fee.

         3.       TRANSACTION CHARGES

                  The parties acknowledge and agree that Schwab may collect transaction fees from certain customers (including" Active Traders," as Schwab may define that term) for certain services and from other customers upon such other customers , redemption of certain shares.

         4.       INDEMNIFICATION

                  a. Schwab shall indemnify and hold harmless Fund Parties and their directors or trustees, officers, employees, and agents ("Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of (i) Schwab's dissemination of information regarding Fund Parties or a Fund that contains an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by or on behalf of Fund Company or its affiliated persons (" Affiliates " ) as defined under the Investment Company Act of 1940, as amended (the " 1940 Act"), or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any breach by Schwab of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct or negligence by Schwab in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by Fund Company or Fund's breach of this Agreement or Fund Company or Fund's willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This
Section 4(a) shall survive termination of this Agreement.

                  b. In any event, no party shall be liable for any special, consequential or incidental damages.

         5. ROLE AND RELATIONSHIP OF SCHWAB

                  The parties acknowledge and agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab's customers, such involvement will be as agent of such customer only.

         6.       INFORMATION TO BE PROVIDED

                  Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable, two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund's prospectus or statement of additional information immediately upon their effective date.

         7.       REPRESENTATIONS AND WARRANTIES

                  a. Each Fund Party represents and warrants that it has obtained certified resolutions of its board of directors authorizing such Fund Party to enter into this Agreement.

                  b. Each Fund Party represents and warrants that the person signing this Agreement on its behalf is an officer authorized to execute this Agreement on behalf of such Fund Party.

         8.       NOTICES

                  All notices required by this Agreement ( excluding the
                           Operating Agreement) shall be in writing and delivered personally or sent by fIrst class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three
                           (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

         if to Schwab, to: Charles Schwab & Co., Inc.
                           101 Montgomery Street San Francisco, CA 94104

                           Attention: Matthew L. Sadler
                           Vice President/Mutual Funds

         with a copy to: General Counsel, at the same address; if to Fund Party, to the address given below in the signature block.

         9.       NONEXCLUSIVITY

                  Each Party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

         10.      ASSIGNABILITY

                  This Agreement is not assignable by any party without the other parties' prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate that controls, is controlled by, or is under common control with Schwab.

         11.      EXHIBITS AND SCHEDULES: ENTIRE AGREEMENT

                  All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedules hereto) , together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede any and all agreements , representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties .

         12.      NO WAIVER

                  The failure of either party to insist upon exercising any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon such provision or right in any other instance.

         13.      AMENDMENT

                  This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

         14.      GOVERNING LAW

                  This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.

         15.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         16.      EFFECTIVENESS OF AGREEMENT: TERMINATION

         a. Upon Schwab's acceptance of Schedule I, as amended from time to time, the effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.

         b. This Agreement may be terminated as to a Fund by any party (i) upon ninety (90) days' written notice to the other parties or (ii) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party or (iii) immediately, effective on the day following the termination of any plan of distribution/shareholder servicing ("Rule 12b-1 Plan") adopted and maintained pursuant to Rule 12b-1 under the 1940 Act by any Fund that has a Rule 12b-1 Plan in effect as of the effective date of this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.

         c. After the date of termination as to a Fund, Fund Parties will not be obligated to pay the Fee with respect to any shares of the Fund that are first held in Schwab customer accounts after the date of such termination. However , notwithstanding any such termination, Fund Affiliates will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination (a "Pre- Termination Share" ), for so long as such Pre- Termination Share is held in any Schwab brokerage account and Schwab continues to perform substantially all of the Services as to such Pre- Termination Share. Further , for so long as Schwab continues to perform the Services as to any Pre- Termination Shares, this Agreement, as between Schwab and Fund Affiliates, will otherwise remain in full force and effect as to such Pre- Termination Shares. Fund Affiliates shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.The parties hereto agree that, upon termination of this Agreement as to a Fund, neither the Fund nor the Fund Company with respect to such Fund shall have any further obligations under this Agreement whatsoever .

         IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto .

CHARLES SCHWAB & CO., INC.                           FAIRPORT FUNDS, on its own
                                                     behalf and on behalf of
                                                     each Fund Company listed on
                                                     Schedule I hereto.

By:  /s/Matthews L. Sandler
     ----------------------
        Matthew L. Sandler
        Vice President/Mutual Funds                  By:      /s/ Scott Roulston
                                                        ------------------------
                                                     Name:    Scott Roulston
                                                          ----------------------
Date:    8/16/97
     ----------------------
                                                     Title:   President
                                                           ---------------------
                                                     Date:    7/28/97
                                                          ----------------------
                                                     Address:4000 Chester Avenue
                                                             -------------------
                                                     Cleveland, OH 44103

                                                     Attn:
                                                          ----------------------

ROULSTON & COMPANY                                   ROULSTON RESEARCH CORP.
(Fund Affiliate)                                     (Fund Affiliate)

By:      /s/ Scott Roulston                          By:      /s/ Scott Roulston
   ------------------------                             ------------------------
Name:    Scott Roulston                              Name:    Scott Roulston
     -----------------------                              ----------------------
Title:   President                                   Title:   President
      ----------------------                               ---------------------
Date:    7/28/97                                     Date:    7/28/97
     -----------------------                              ----------------------
Address: 4000 Chester Avenue                         Address:4000 Chester Avenue
        --------------------                                 -------------------
Cleveland, OH 44103                                  Cleveland, OH 44103
----------------------------                         ---------------------------

Attn:                                                Attn:
     -----------------------                              ----------------------

EXHIBIT A

                                    SERVICES
         1.       RECORD MAINTENANCE

                  Schwab shall maintain the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:

                  a.       Number of shares;

                  b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

                  c. Name and address of the customer, including zip codes and social security numbers or taxpayers identification numbers;

                  d.       Records of distributions and dividend payments;

                  e.       Any transfers of shares; and

                  f.       Overall control records.

         2.       SHAREHOLDER COMMUNICATIONS

                  Schwab shall:

                  a. Provide to a shareholder mailing agent for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Operating Agreement. The Fund-related materials shall consist of updated prospectuses and-any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Operating Agreement, Schwab may distribute the Fund-related materials to its customers .

                  b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

                  c. Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

                  d. Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;

                  e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

                  f. With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to the customers to assist them in preparation of income tax returns .

         3.       TRANSACTIONAL SERVICES

                  Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. Schwab shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

         4.       TAX INFORMATION RETURNS AND REPORTS

         Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

         5.       FUND COMMUNICATIONS

                  Schwab shall, on a daily basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement and the number of shares on which no such Fee is to be paid. Schwab shall also provide each Fund with monthly summaries of reports. Such summaries shall be expressed in both shares and dollar amounts.

                                    EXHIBIT B

                               CALCULATION OF FEE

         1. The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares (defined below) times 35 basis points per annum. The Fee shall be computed daily and paid monthly in arrears.

         2. The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in Schwab brokerage accounts, subject to the following exclusions ("Qualifying Shares"). There shall be excluded from the shares (i) shares held in a Schwab brokerage account prior to the effective date of this Agreement as to the Fund and (ii) shares first held in a Schwab brokerage account after the termination of this Agreement as to the Fund.

         3. For purposes of this Exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

         4. At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the calculation for each Fund and the aggregate value of the Qualifying Shares of each Fund. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab's records shall govern unless an error can be shown in the number of shares used in such calculation.

         5. Fund Parties shall pay Schwab the Fee within thirty (30) days after Fund Parties I receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. Amounts less than $250 may, at Fund Parties' discretion, be paid by check.

                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

FUND COMPANY/FUND(S)                                          EFFECTIVE DATE
Fairport Funds
         Fairport Midwest Growth Fund*                        7/31/97
         Fairport Government & Income Fund*                   7/31/97
         Fairport Government Securities*                      7/31/97

                           * Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc..

SI Indicates that Fund is available only to Schwab Institutional customers.

Accepted by:
CHARLES SCHWAB & CO., INC.                           FAIRPORT FUNDS, on its own
                                                     behalf and on behalf of
                                                     each Fund Company listed on
                                                     Schedule I.
By:/s/ Matthew L. Sandler
   ----------------------

Matthew L. Sandler
Vice President Mutual Funds                          By:      /s/ Scott Roulston
                                                        ------------------------
                                                     Name:    Scott Roulston
                                                          ----------------------
Date:    8/16/97
     ----------------------
                                                     Title:   President
                                                           ---------------------
                                                     Date:    7/28/97
                                                           ---------------------
Acknowledged by:
ROULSTON & COMPANY                                   ROULSTON RESEARCH CORP.
(Fund Affiliate)                                     (Fund Affiliate)

By:      /s/ Scott Roulston                          By:      /s/ Scott Roulston
     -------------------------                           -----------------------
Name:    Scott Roulston                              Name:    Scott Roulston
     -------------------------                            ----------------------
Title:   President                                   Title:   President
      ------------------------                             ---------------------
Date:    7/28/97                                     Date:    7/28/97
     -------------------------                             ---------------------

                                   SCHEDULE II
                            TO THE SERVICES AGREEMENT

Fund Company:

Fairport Funds                                       0.00%
-----------------------
         (name)

Fund Affiliate:
Roulston Research Corp.                              0.25%
Roulston & Company, Inc.                             0.10%
------------------------
         (name)

Fee Rate Percentage Per Annum on                     0.35%
All Qualifying Shares

EXHIBIT 99(e)(iv) - PART 2

AMENDMENT TO SERVICES AGREEMENT

         This Amendment ("Amendment") is made as of October 18, 1999, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of its series or classes of shares ("Fund(s)") listed On Schedule I hereto, Roulston & Company. Inc. and Roulston Research Corp. (each a "Fund Affiliate"), and amends the Services Agreement made as of July 31, 1997, as amended thereafter ("Services Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Services Agreement.

         WHEREAS, the parties wish to amend Exhibit B to implement a minimum monthly Fee for each Fund for which the effective date of such Fund on Schedule I is on or after the date on which this Amendment is made, and to implement new Fee payment terms; and

         WHEREAS, the parties wish to amend Schedule I and Schedule II to the Services Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. Sections 1 and 5 of Exhibit B to the Services Agreement shall be deleted in their entirety and the following Sections 1 and 5 shall be inserted in lieu thereof.

                  1. The Fee shall be calculated each month by multiplying the average Daily Value of Qualifying Shares (defined below) for the month times 35 basis points per annum. Notwithstanding the foregoing, the minimum Fee for each Fund for which the effective date of such Fund on
         Schedule I is October 18, 1999, or any date thereafter, and which is designated "MIN" on Schedule I ("MINFund"), shall be $2,000 per month commencing with the first full month and terminating with the last full month such Fund is effective under this Agreement. Any Maintenance Fee set forth on Schedule II as to the Account(s) of a MIN Fund which would otherwise be assessed under the Operating Agreement shall be waived for any month for which this Agreement is in effect as to such Fund. The Fee shall be billed monthly in arrears and paid in accordance with
         Section 5 below.

                  5. The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth the Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. The amount of the Fee shall accrue interest from the date of the invoice, and Schwab shall be entitled to charge Fund Parties with payment of such accrued interest with respect to any outstanding amount in the event that Schwab has not received full payment by the last business day of the month in which such invoice is rendered. The rate of interest shall be the Federal Funds "offered" rate for each day as published in The Wall Street Journal, and shall be billed by Schwab in the following month's invoice. Schwab shall not be entitled to charge Fund Parties with payment of such accrued interest with respect to any amount for which Schwab has received payment by the last business day of the month in which such invoice is rendered.

         2. Schedule I to the Services Agreement shall be deleted in its entirety and Schedule I attached hereto shall be inserted in lieu thereof.

         3. Schedule II to the Services Agreement shall be deleted in its entirety and Schedule II attached hereto shall be inserted in lieu thereof.

         4. Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                  CHARLES SCHWAB & CO., INC.ROULSTON FUNDS (previously named Fairport Funds), on its own behalf and on behalf of each

By:                                            Fund listed on Schedule I hereto.
    ---------------------------
Dennis P. Clark
Senior Vice President                          By:
Mutual Funds                                      ------------------------
                                               Name:
                                                    ----------------------
Date:
     ---------------------------
                                               Title:
                                                     ---------------------
                                               Date:
                                                    ----------------------

ROULSTON RESEARCH CORP.
By:
   -----------------------------
                                               ROULSTON & COMPANY, INC.
Name:
     ---------------------------
                                               By:
                                                  ------------------------
Title:
      --------------------------
                                               Name:
                                                    ----------------------
Date:
     ---------------------------
                                               Title:
                                                     ---------------------
                                               Date:
                                                    ----------------------

                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

FUND COMPANY/FUNDS                                            EFFECTIVE DATE
Roulston Funds (previously named Fairport Funds)
Roulston Emerging Growth Fund* MIN                            10/18/99
Roulston Government Securities Fund*                          7/31/97
Roulston Growth & Income Fund*                                7/31/97
Roulston Growth Fund*                                         7/31/97
Roulston International Equity Fund* MIN                       10/18/99

* Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the NASDR.

SI Indicates that Fund is available only to MFMP investors through Schwab Institutional or another advice program offered or made available by financial institutions clearing transactions through Schwab.

MIN Indicates that Fund is subject to the minimum monthly fee as set forth on Exhibit B.

Accepted by:
                  CHARLES SCHWAB & CO., INC.ROULSTON FUNDS
          (previously named Fairport Funds), on its own behalf and on behalf of each
By:                                                  Fund listed on Schedule I
                                                     hereto.
Dennis P. Clark
Senior Vice President                                By:
Mutual Funds                                            ------------------------
                                                     Name:
                                                          ----------------------
Date:
     --------------------
                                                     Title:
                                                           ---------------------
                                                     Date:
                                                          ----------------------
Acknowledged By:
ROULSTON RESEARCH CORP.
By:                                                  Acknowledged By:
   -------------------------                         ROULSTON & COMPANY, INC.
Name:
     -----------------------
                                                     By:
                                                        ------------------------
Title:
      ----------------------
                                                     Name:
                                                          ----------------------
Date:
     -----------------------
                                                     Title:
                                                           ---------------------

                                                     Date:
                                                          ----------------------

                                   SCHEDULE II
                            TO THE SERVICES AGREEMENT

                                                Qualifying
                                                Shares Fee Rate    Minimum Fee
Fund Company:
Roulston Funds                                  0 bps              $__________

Fund Affiliate:
Roulston Research Corp.                         25 bps             $__________

Roulston & Company, Inc.                        10 bps             $__________
                                                __________
Total                                           35 bps             $2,000